SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): May 18, 1999
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0504461
      ------------------------------           ------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                       84106
      ------------------------------           ------------------
     (Address of Principal Executive Offices)       (Zip Code)

              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555




                                    N/A
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     (Former name, former address, and formal fiscal year, if changed since last report)

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                             ITEM 5.  OTHER EVENTS

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FX Energy, Inc., announced on May 18, 1999, the completion of a private placement of the Company's restricted common stock. The offering was initiated on April 8, 1999, and was sold primarily to funds which had pre-existing investment relationships with the Company. No placement fees were paid by the Company in connection with the offering.

Apache Corporation (NYSE:APA), FX Energy's partner in Poland, also purchased shares in the offering. Proceeds of the offering, which raised a total of $7.2 million through the sale of 1,792,500 shares, will be used to partially fund activities on the Lachowice Farm-in, an appraisal/development project with Apache in the Carpathian region of southern Poland, and for other general corporate purposes.


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                                   SIGNATURES

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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  May 18, 1999                   FX ENERGY, INC.



                                       By:/s/ Scott J. Duncan, Vice President